UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2020

ARES MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36429	80-0962035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Avenue of the Stars, 12th Floor, Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 201-4100

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	ARES	New York Stock Exchange
7.00% Series A Preferred Stock, par value $0.01 per share	ARES.PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item	3.02 Unregistered Sales of Equity Securities

On January 21, 2020, Ares Holdings L.P. (“Ares Holdings”), a subsidiary of Ares Management Corporation (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) to indirectly acquire a majority interest in SSG Capital Holdings Limited (“SSG”) (the “Transaction”). The consideration payable in the Transaction consists of Class A common stock, par value $0.01 per share (“Common Stock”), and cash. The number of shares of Common Stock issued will be determined at the closing of the Transaction (the “Closing Date”) based on a formula set forth in the Purchase Agreement, subject to a purchase price adjustment. Under this formula (and assuming no purchase price adjustment), the number of shares of Common Stock that would be issued to equityholders of SSG in the Transaction would be between approximately 7.7 million and 8.5 million. The exact number of shares of Common Stock ultimately issued may be higher or lower.

The issuance of shares of Common Stock will be made in accordance with the terms and subject to the conditions set forth in the Purchase Agreement, including regulatory approvals and other customary closing conditions, pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each equityholder of SSG receiving Common Stock will make certain representations and warranties to the Company regarding, among other things, whether it is an accredited investor and its investment intent.

Forward-Looking Statements

This current report on 8-K contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by the Company’s use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

In addition to factors previously disclosed in the Company’s filings with the Securities and Exchange Commission, including those discussed under the heading “Risk Factors” in its most recently filed reports on Form 10-K and 10-Q, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the possibility that regulatory and other approvals and conditions to the Transaction are not received or satisfied on a timely basis or at all, or contain unanticipated terms and conditions; the possibility that modifications to the terms of the Transaction may be required in order to obtain or satisfy such approvals or conditions; delays in closing the Transaction; difficulties, delays or unanticipated costs in integrating the acquired operations; purchase price adjustments; unexpected costs resulting from the Transaction, delays or other disruptions associated with the acquisition and integration of personnel and operations in international jurisdictions; changes in economic conditions; and regulatory conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES MANAGEMENT CORPORATION

Dated: January 24, 2020

	By:	/s/ Michael R. McFerran
	Name:	Michael R. McFerran
	Title:	Executive Vice President, Chief Financial Officer & Chief Operating Officer

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